Exhibit 99.1

August 6, 2024 FOR IMMEDIATE RELEASE Investor Contact: Mark Warren (205) 298-3220 Media Contact: Jack Bonnikson (205) 298-3220

VULCAN REPORTS SECOND QUARTER 2024 RESULTS

Second Quarter Earnings Growth and Margin Expansion Underpinned by
Execution in Aggregates

Uniquely Positioned Aggregates Business Supports Full Year Earnings Growth

Birmingham, Alabama – August 6, 2024 – Vulcan Materials Company (NYSE: VMC), the nation’s largest producer of construction aggregates, today announced results for the quarter ended June 30, 2024.

Financial Highlights Include:

	Second Quarter		Year-to-Date		Trailing-Twelve Months
Amounts in millions, except per unit data	2024	2023	2024	2023	2024	2023
Total revenues	$2,014	$2,113	$3,560	$3,762	$7,580	$7,582
Gross profit	$592	$583	$897	$885	$1,960	$1,728
Selling, Administrative and General (SAG)	$134	$139	$264	$256	$550	$518
As % of Total revenues	6.7%	6.6%	7.4%	6.8%	7.3%	6.8%
Net earnings attributable to Vulcan	$308	$309	$411	$429	$915	$726
Adjusted EBITDA	$603	$595	$927	$933	$2,005	$1,814
Adjusted EBITDA Margin	29.9%	28.2%	26.0%	24.8%	26.5%	23.9%
Earnings attributable to Vulcan from continuing operations per diluted share	$2.33	$2.33	$3.11	$3.25	$6.92	$5.49
Adjusted earnings attributable to Vulcan from continuing operations per diluted share	$2.35	$2.29	$3.14	$3.25	$6.90	$6.11
Aggregates segment
Shipments (tons)	60.1	63.4	108.3	115.2	227.6	234.9
Freight-adjusted sales price per ton	$21.00	$18.71	$20.82	$18.70	$20.04	$17.78
Gross profit per ton	$8.79	$7.88	$7.68	$6.97	$7.76	$6.68
Cash gross profit per ton	$10.92	$9.76	$10.01	$8.98	$9.96	$8.65

Tom Hill, Vulcan Materials’ Chairman and Chief Executive Officer, said, “Our aggregates-led business delivered another quarter of earnings growth and margin expansion.  Even with significant rainfall disrupting construction activity and operating efficiencies, our aggregates cash gross profit per ton increased 12 percent.  Gross profit margin expanded 120 basis points.  These results demonstrate our consistent execution and the durable characteristics of our business.  The construction environment remains supportive of continued aggregates price growth, and our focus remains on compounding aggregates unit profitability to drive earnings growth and strong cash generation.”

Page 2 August 6, 2024 FOR IMMEDIATE RELEASE
Second Quarter Segment Results

Aggregates
Second quarter segment gross profit increased 6 percent to $529 million ($8.79 per ton), and gross profit margin expanded 120 basis points.  Cash gross profit per ton improved 12 percent to $10.92 per ton.  Continued pricing and operational execution drove margin expansion despite lower shipments and challenging weather conditions throughout the quarter.

Aggregates shipments decreased 5 percent as compared to the prior year’s second quarter as a result of significant rainfall in many key markets, particularly in Texas and across the Southeast.

Price growth in the second quarter was strong with all markets realizing year-over-year improvement.  Freight-adjusted selling prices increased 12 percent (mix-adjusted 11 percent) as compared to the prior year.

Challenging weather conditions also impacted operating efficiencies and contributed to the year-over-year increase in freight-adjusted unit cash cost of sales in the quarter.  On a trailing-twelve months basis, unit cash cost has increased 10 percent.

Asphalt and Concrete
Asphalt segment gross profit was $59 million, and cash gross profit was $70 million, a 7 percent improvement over the prior year.  Shipments were in line with the prior year’s second quarter, and price improved 4 percent.  Strong shipments in California were offset by lower shipments in Texas due to wet weather.  Concrete segment gross profit was $5 million, and cash gross profit was $17 million.  The prior year’s second quarter included results from the previously divested concrete assets in Texas, which accounted for more than 60 percent of the year-over-year decline in cash gross profit.

Selling, Administrative and General (SAG) and Other Items
SAG expense was $134 million compared to $139 million in the prior year’s second quarter.  As a percent of total revenues, SAG expense was 6.7 percent in the second quarter.

Other nonoperating expense was $9 million higher than the prior year’s second quarter.  The year-over-year increase was mostly driven by a foreign currency translation loss resulting from the rapid devaluation of the Mexican peso in June following the election.

Financial Position, Liquidity and Capital Allocation
The Company remains well positioned for continued growth with a strong liquidity position and balance sheet profile.  Disciplined capital allocation has resulted in a 160 basis points improvement in return on average capital over the last twelve months.  As of June 30, 2024, the ratio of total debt to trailing-twelve months Adjusted EBITDA was 1.7 times and below the Company’s target range of 2.0 to 2.5 times.

Page 3 August 6, 2024 FOR IMMEDIATE RELEASE
Capital expenditures were $195 million in the second quarter and $298 million on a year-to-date basis.  For the full year, the Company still expects to spend between $625 and $675 million for maintenance and growth projects.  During the quarter, the Company completed bolt-on acquisitions in both Alabama and Texas, two of the Company’s top ten states.  The Company also returned $111 million to shareholders through $50 million of common stock repurchases and $61 million of dividends in the second quarter.

Outlook

Regarding the Company’s outlook, Mr. Hill said, “Significant weather disruptions throughout the first half of the year impacted both construction activity and operating efficiencies, resulting in adjustments to our aggregates volume and cost outlook for the full year.  Despite the challenging environment, aggregates cash gross profit per ton has increased double-digits this year, and we expect this trend to continue for the remainder of the year.  The pricing environment remains positive, and overall demand fundamentals continue to underpin long-term growth.”

Management expectations for 2024 include the following:
•	Continued improvement in Aggregates segment cash gross profit per ton ($9.46 in 2023)
o	Total shipments down 4 to 7 percent (234.3 million tons in 2023)
o	Freight-adjusted price improvement of 10 to 12 percent ($19.00 in 2023)
o	High-single digit increase in freight-adjusted cash cost (freight-adjusted price less segment cash gross profit per ton; $9.54 in 2023)
•
Total Asphalt and Concrete segment cash gross profit of approximately $275 million ($320 million in 2023; which included approximately 4 million cubic yards from concrete operations divested in late 2023)

•	Selling, Administrative and General expenses of $550 to $560 million ($543 million in 2023)
•	Interest expense of approximately $155 million
•	Depreciation, depletion, accretion and amortization expense of approximately $610 million
•	An effective tax rate of 22 to 23 percent
•	Net earnings attributable to Vulcan of $0.95 to $1.07 billion
•	Adjusted EBITDA between $2.00 and $2.15 billion

Conference Call
Vulcan will host a conference call at 10:00 a.m. CT on August 6, 2024.  A webcast will be available via the Company’s website at www.vulcanmaterials.com.  Investors and other interested parties may access the teleconference live by calling 800-343-5172, or 203-518-9856 if outside the U.S.  The conference ID is 4644206.  The conference call will be recorded and available for replay at the Company’s website approximately two hours after the call.

About Vulcan Materials Company
Vulcan Materials Company, a member of the S&P 500 Index with headquarters in Birmingham, Alabama, is the nation's largest supplier of construction aggregates – primarily crushed stone, sand and gravel – and a major producer of aggregates-based construction materials, including asphalt and ready-mixed concrete.  For additional information about Vulcan, go to www.vulcanmaterials.com.

Page 4 August 6, 2024 FOR IMMEDIATE RELEASE
Non-GAAP Financial Measures
Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures, other than the reconciliation of Projected Adjusted EBITDA as included in Appendix 2 hereto. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

FORWARD-LOOKING STATEMENT DISCLAIMER
This document contains forward-looking statements.  Statements that are not historical fact, including statements about Vulcan's beliefs and expectations, are forward-looking statements.  Generally, these statements relate to future financial performance, results of operations, business plans or strategies, projected or anticipated revenues, expenses, earnings (including EBITDA and other measures), dividend policy, shipment volumes, pricing, levels of capital expenditures, intended cost reductions and cost savings, anticipated profit improvements and/or planned divestitures and asset sales.  These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “would,” “expect,” “project,” “estimate,” “anticipate,” “intend,” “plan,” “will,” “can,” “may” or similar expressions elsewhere in this document.  These statements are subject to numerous risks, uncertainties, and assumptions, including but not limited to general business conditions, competitive factors, pricing, energy costs, and other risks and uncertainties discussed in the reports Vulcan periodically files with the SEC.

Forward-looking statements are not guarantees of future performance and actual results, developments, and business decisions may vary significantly from those expressed in or implied by the forward-looking statements.  The following risks related to Vulcan's business, among others, could cause actual results to differ materially from those described in the forward-looking statements: general economic and business conditions; domestic and global political, economic or diplomatic developments; a pandemic, epidemic or other public health emergency; Vulcan’s dependence on the construction industry, which is subject to economic cycles; the timing and amount of federal, state and local funding for infrastructure; changes in the level of spending for private residential and private nonresidential construction; changes in Vulcan’s effective tax rate; the increasing reliance on information technology infrastructure, including the risks that the infrastructure does not work as intended, experiences technical difficulties or is subjected to cyber-attacks; the impact of the state of the global economy on Vulcan’s businesses and financial condition and access to capital markets; international business operations and relationships, including recent actions taken by the Mexican government with respect to Vulcan’s property and operations in that country; the highly competitive nature of the construction industry; the impact of future regulatory or legislative actions, including those relating to climate change, biodiversity, land use, wetlands, greenhouse gas emissions, the definition of minerals, tax policy and domestic and international trade; the outcome of pending legal proceedings; pricing of Vulcan's products; weather and other natural phenomena, including the impact of climate change and availability of water; availability and cost of trucks, railcars, barges and ships as well as their licensed operators for transport of Vulcan’s materials; energy costs; costs of hydrocarbon-based raw materials; healthcare costs; labor relations, shortages and constraints; the amount of long-term debt and interest expense incurred by Vulcan; changes in interest rates; volatility in pension plan asset values and liabilities, which may require cash contributions to the pension plans; the impact of environmental cleanup costs and other liabilities relating to existing and/or divested businesses; Vulcan's ability to secure and permit aggregates reserves in strategically located areas; Vulcan’s ability to manage and successfully integrate acquisitions; the effect of changes in tax laws, guidance and interpretations; significant downturn in the construction industry may result in the impairment of goodwill or long-lived assets; changes in technologies, which could disrupt the way Vulcan does business and how Vulcan’s products are distributed; the risks of open pit and underground mining; expectations relating to environmental, social and governance considerations; claims that our products do not meet regulatory requirements or contractual specifications; and other assumptions, risks and uncertainties detailed from time to time in the reports filed by Vulcan with the SEC.  All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.  Vulcan disclaims and does not undertake any obligation to update or revise any forward-looking statement in this document except as required by law.

Source: Vulcan Materials Company

		Table A
Vulcan Materials Company and Subsidiary Companies
	(in millions, except per share data)
	Three Months Ended		Six Months Ended
Consolidated Statements of Earnings		June 30		June 30
(Condensed and unaudited)	2024	2023	2024	2023

Total revenues	$2,014.4	$2,112.9	$3,560.1	$3,761.8
Cost of revenues	(1,422.2)	(1,529.6)	(2,662.9)	(2,876.5)
Gross profit	592.2	583.3	897.2	885.3
Selling, administrative and general expenses	(134.1)	(139.1)	(263.8)	(256.5)
Gain on sale of property, plant & equipment
and businesses	3.8	16.7	4.4	18.5
Other operating expense, net	(8.3)	(9.8)	(11.3)	(9.0)
Operating earnings	453.6	451.1	626.5	638.3
Other nonoperating income (expense), net	(8.7)	(0.1)	(8.9)	1.3
Interest expense, net	(40.2)	(46.7)	(79.3)	(95.7)
Earnings from continuing operations before income taxes	404.7	404.3	538.3	543.9
Income tax expense	(94.4)	(92.0)	(123.4)	(108.6)
Earnings from continuing operations	310.3	312.3	414.9	435.3
Loss on discontinued operations, net of tax	(2.0)	(3.7)	(3.7)	(5.8)
Net earnings	308.3	308.6	411.2	429.5
Earnings attributable to noncontrolling interest	(0.3)	0.0	(0.6)	(0.2)
Net earnings attributable to Vulcan	$308.0	$308.6	$410.6	$429.3

Basic earnings (loss) per share attributable to Vulcan
Continuing operations	$2.34	$2.34	$3.13	$3.27
Discontinued operations	$(0.01)	$(0.02)	$(0.03)	$(0.05)
Net earnings	$2.33	$2.32	$3.10	$3.22

Diluted earnings (loss) per share attributable to Vulcan
Continuing operations	$2.33	$2.33	$3.11	$3.25
Discontinued operations	$(0.02)	$(0.02)	$(0.03)	$(0.04)
Net earnings	$2.31	$2.31	$3.08	$3.21

Weighted-average common shares outstanding
Basic	132.4	133.2	132.4	133.2
Assuming dilution	133.1	133.8	133.1	133.7
Effective tax rate from continuing operations	23.3%	22.8%	22.9%	20.0%

	Table B
Vulcan Materials Company and Subsidiary Companies
			(in millions)
Consolidated Balance Sheets	June 30	December 31	June 30
(Condensed and unaudited)	2024	2023	2023
Assets
Cash and cash equivalents	$111.0	$931.1	$166.0
Restricted cash	0.6	18.1	2.2
Accounts and notes receivable
Accounts and notes receivable, gross	1,075.5	903.3	1,174.6
Allowance for credit losses	(14.3)	(13.6)	(14.2)
Accounts and notes receivable, net	1,061.2	889.7	1,160.4
Inventories
Finished products	514.2	494.4	455.3
Raw materials	58.8	51.2	69.1
Products in process	8.8	6.5	7.2
Operating supplies and other	68.5	63.5	63.0
Inventories	650.3	615.6	594.6
Other current assets	153.4	70.4	120.5
Total current assets	1,976.5	2,524.9	2,043.7
Investments and long-term receivables	31.4	31.3	31.2
Property, plant & equipment
Property, plant & equipment, cost	12,240.8	11,835.5	11,561.5
Allowances for depreciation, depletion & amortization	(5,825.0)	(5,617.8)	(5,455.7)
Property, plant & equipment, net	6,415.8	6,217.7	6,105.8
Operating lease right-of-use assets, net	511.8	511.7	558.4
Goodwill	3,536.6	3,531.7	3,689.5
Other intangible assets, net	1,462.7	1,460.7	1,653.1
Other noncurrent assets	281.6	267.7	251.9
Total assets	$14,216.4	$14,545.7	$14,333.6
Liabilities
Current maturities of long-term debt	0.5	0.5	0.5
Short-term debt	95.0	0.0	0.0
Trade payables and accruals	326.6	390.4	402.1
Other current liabilities	374.7	406.7	390.7
Total current liabilities	796.8	797.6	793.3
Long-term debt	3,331.7	3,877.3	3,873.2
Deferred income taxes, net	1,011.5	1,028.9	1,069.8
Deferred revenue	141.4	145.3	149.9
Noncurrent operating lease liabilities	507.5	507.4	537.5
Other noncurrent liabilities	697.1	681.3	683.5
Total liabilities	$6,486.0	$7,037.8	$7,107.2
Equity
Common stock, $1 par value	132.1	132.1	132.9
Capital in excess of par value	2,879.9	2,880.1	2,845.4
Retained earnings	4,833.9	4,615.0	4,375.7
Accumulated other comprehensive loss	(140.6)	(143.8)	(151.4)
Total shareholder's equity	7,705.3	7,483.4	7,202.6
Noncontrolling interest	25.1	24.5	23.8
Total equity	$7,730.4	$7,507.9	$7,226.4
Total liabilities and equity	$14,216.4	$14,545.7	$14,333.6

	Table C
Vulcan Materials Company and Subsidiary Companies
		(in millions)
		Six Months Ended
Consolidated Statements of Cash Flows		June 30
(Condensed and unaudited)	2024	2023
Operating Activities
Net earnings	$411.2	$429.5
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation, depletion, accretion and amortization	307.7	303.3
Noncash operating lease expense	25.7	27.3
Net gain on sale of property, plant & equipment and businesses	(4.4)	(18.5)
Contributions to pension plans	(3.4)	(3.8)
Share-based compensation expense	24.5	24.3
Deferred income taxes, net	(18.5)	(4.7)
Changes in assets and liabilities before initial effects of business acquisitions and dispositions	(375.8)	(256.9)
Other, net	7.5	7.0
Net cash provided by operating activities	$374.5	$507.5
Investing Activities
Purchases of property, plant & equipment	(344.2)	(354.6)
Proceeds from sale of property, plant & equipment	3.6	20.5
Proceeds from sale of businesses	0.2	130.0
Payment for businesses acquired, net of acquired cash and adjustments	(193.4)	0.9
Net cash used for investing activities	$(533.8)	$(203.2)
Financing Activities
Proceeds from short-term debt	103.0	75.0
Payment of short-term debt	(8.0)	(175.0)
Payment of current maturities and long-term debt	(550.4)	(550.4)
Proceeds from issuance of long-term debt	0.0	550.0
Debt issuance and exchange costs	0.0	(3.4)
Payment of finance leases	(7.0)	(11.6)
Purchases of common stock	(68.8)	(49.9)
Dividends paid	(122.8)	(114.4)
Share-based compensation, shares withheld for taxes	(24.3)	(17.8)
Other, net	0.0	(0.1)
Net cash used for financing activities	$(678.3)	$(297.6)
Net increase (decrease) in cash and cash equivalents and restricted cash	(837.6)	6.7
Cash and cash equivalents and restricted cash at beginning of year	949.2	161.5
Cash and cash equivalents and restricted cash at end of period	$111.6	$168.2

				Table D
Segment Financial Data and Unit Shipments
	(in millions, except per unit data)
	Three Months Ended		Six Months Ended
		June 30		June 30
	2024	2023	2024	2023
Total Revenues
Aggregates [1]	$1,613.5	$1,580.8	$2,904.9	$2,877.4
Asphalt [2]	351.2	337.4	537.4	507.1
Concrete	167.3	343.5	315.5	628.7
Segment sales	$2,132.0	$2,261.7	$3,757.8	$4,013.2
Aggregates intersegment sales	(117.6)	(148.8)	(197.7)	(251.4)
Total revenues	$2,014.4	$2,112.9	$3,560.1	$3,761.8
Gross Profit
Aggregates	$528.5	$499.7	$831.8	$803.2
Asphalt	59.0	56.6	63.7	57.4
Concrete	4.7	27.0	1.7	24.7
Total	$592.2	$583.3	$897.2	$885.3
Depreciation, Depletion, Accretion and Amortization
Aggregates	$128.0	$119.6	$251.5	$232.0
Asphalt	11.0	8.9	19.8	17.8
Concrete	11.9	19.5	24.1	39.9
Other	5.9	6.9	12.3	13.6
Total	$156.8	$154.9	$307.7	$303.3
Average Unit Sales Price and Unit Shipments
Aggregates
Freight-adjusted revenues [3]	$1,262.6	$1,186.9	$2,254.0	$2,155.0
Aggregates - tons	60.1	63.4	108.3	115.2
Freight-adjusted sales price [4]	$21.00	$18.71	$20.82	$18.70
Other Products
Asphalt Mix - tons	4.0	4.0	6.1	6.1
Asphalt Mix - sales price [5]	$78.80	$75.52	$78.46	$74.80

Ready-mixed concrete - cubic yards	0.9	2.1	1.7	3.9
Ready-mixed concrete - sales price [5]	$180.24	$163.82	$181.40	$162.64

[1]
Includes product sales (crushed stone, sand and gravel, sand, and other aggregates), as well as freight & delivery costs that we pass along to our customers, and service revenues related to aggregates.

[2]	Includes product sales, as well as service revenues from our asphalt construction paving business.
[3]
Freight-adjusted revenues are Aggregates segment sales excluding freight & delivery revenues and other revenues related to services, such as landfill tipping fees, that are derived from our aggregates business.

[4]	Freight-adjusted sales price is calculated as freight-adjusted revenues divided by aggregates unit shipments.
[5]	Sales price is calculated by dividing revenues generated from the shipment of product (excluding service revenues generated by the segments) by total units of the product shipped.

Appendix 1
Reconciliation of Non-GAAP Measures

Aggregates segment freight-adjusted revenues is not a Generally Accepted Accounting Principle (GAAP) measure and should not be considered as an alternative to metrics defined by GAAP. We present this metric as it is consistent with the basis by which we review our operating results. We believe that this presentation is consistent with our competitors and meaningful to our investors as it excludes revenues associated with freight & delivery, which are pass-through activities. It also excludes other revenues related to services, such as landfill tipping fees, that are derived from our aggregates business. Additionally, we use this metric as the basis for calculating the average sales price of our aggregates products. Reconciliation of this metric to its nearest GAAP measure is presented below:

Aggregates Segment Freight-Adjusted Revenues

	(in millions, except per ton data)
	Three Months Ended		Six Months Ended		Trailing Twelve Months Ended
		June 30		June 30		June 30
	2024	2023	2024	2023	2024	2023
Aggregates segment
Segment sales	$1,613.5	$1,580.8	$2,904.9	$2,877.4	$5,946.3	$5,631.7
Freight & delivery revenues [1]	(324.5)	(364.8)	(602.0)	(674.5)	(1,277.7)	(1,357.4)
Other revenues	(26.4)	(29.1)	(48.9)	(47.9)	(108.3)	(98.9)
Freight-adjusted revenues	$1,262.6	$1,186.9	$2,254.0	$2,155.0	$4,560.3	$4,175.4
Unit shipments - tons	60.1	63.4	108.3	115.2	227.6	234.9
Freight-adjusted sales price	$21.00	$18.71	$20.82	$18.70	$20.04	$17.78

[1]	At the segment level, freight & delivery revenues include intersegment freight & delivery (which are eliminated at the consolidated level) and freight to remote distribution sites.

GAAP does not define "cash gross profit," and it should not be considered as an alternative to earnings measures defined by GAAP. We and the investment community use this metric to assess the operating performance of our business. Additionally, we present this metric as we believe that it closely correlates to long-term shareholder value. Cash gross profit adds back noncash charges for depreciation, depletion, accretion and amortization to gross profit. Segment cash gross profit per unit is computed by dividing segment cash gross profit by units shipped. Segment cash cost of sales per unit is computed by subtracting segment cash gross profit per unit from segment freight-adjusted sales price. Reconciliation of these metrics to their nearest GAAP measures are presented below:

Cash Gross Profit

	(in millions, except per ton data)
	Three Months Ended		Six Months Ended		Trailing Twelve Months Ended
		June 30		June 30		June 30
	2024	2023	2024	2023	2024	2023
Aggregates segment
Gross profit	$528.5	$499.7	$831.8	$803.2	$1,765.4	$1,568.4
Depreciation, depletion, accretion and amortization	128.0	119.6	251.5	232.0	501.9	462.3
Cash gross profit	$656.5	$619.3	$1,083.3	$1,035.2	$2,267.3	$2,030.7
Unit shipments - tons	60.1	63.4	108.3	115.2	227.6	234.9
Gross profit per ton	$8.79	$7.88	$7.68	$6.97	$7.76	$6.68
Freight-adjusted sales price	$21.00	$18.71	$20.82	$18.70	$20.04	$17.78
Cash gross profit per ton	10.92	9.76	10.01	8.98	9.96	8.65
Freight-adjusted cash cost of sales per ton	$10.08	$8.95	$10.81	$9.72	$10.08	$9.13
Asphalt segment
Gross profit	$59.0	$56.6	$63.7	$57.4	$156.0	$104.0
Depreciation, depletion, accretion and amortization	11.0	8.9	19.8	17.8	37.5	35.9
Cash gross profit	$70.0	$65.5	$83.5	$75.2	$193.5	$139.9
Concrete segment
Gross profit	$4.7	$27.0	$1.7	$24.7	$39.0	$55.7
Depreciation, depletion, accretion and amortization	11.9	19.5	24.1	39.9	57.1	81.2
Cash gross profit	$16.6	$46.5	$25.8	$64.6	$96.1	$136.9

Appendix 2
Reconciliation of Non-GAAP Measures (Continued)

GAAP does not define "Earnings Before Interest, Taxes, Depreciation and Amortization" (EBITDA), and it should not be considered as an alternative to earnings measures defined by GAAP. We use this metric to assess the operating performance of our business and as a basis for strategic planning and forecasting as we believe that it closely correlates to long-term shareholder value. We do not use this metric as a measure to allocate resources. We adjust EBITDA for certain items to provide a more consistent comparison of earnings performance from period to period. Reconciliation of this metric to its nearest GAAP measure is presented below (numbers may not foot due to rounding):

EBITDA and Adjusted EBITDA

	(in millions)
	Three Months Ended		Six Months Ended		Trailing Twelve Months Ended
		June 30		June 30		June 30
	2024	2023	2024	2023	2024	2023
Net earnings attributable to Vulcan	$308.0	$308.6	$410.6	$429.3	$914.6	$725.7
Income tax expense, including discontinued operations	93.7	90.8	122.1	106.6	311.1	215.8
Interest expense, net	40.2	46.7	79.3	95.7	163.3	189.3
Depreciation, depletion, accretion and amortization	156.8	154.9	307.7	303.3	621.3	606.8
EBITDA	$598.7	$601.0	$919.7	$934.8	$2,010.2	$1,737.7
Loss on discontinued operations	$2.7	$4.9	$5.0	$7.9	$11.8	$13.0
Gain on sale of real estate and businesses, net	0.0	(15.2)	0.0	(15.2)	(51.9)	(21.3)
Charges associated with divested operations	1.0	4.3	1.0	4.7	4.2	7.8
Acquisition related charges [1]	0.8	0.3	0.9	0.8	2.3	9.5
Loss on impairments	0.0	0.0	0.0	0.0	28.3	67.8
Adjusted EBITDA	$603.1	$595.3	$926.6	$932.9	$2,005.0	$1,814.5

[1]	Represents charges associated with acquisitions requiring clearance under federal antitrust laws.

Similar to our presentation of Adjusted EBITDA, we present Adjusted Diluted Earnings Per Share (EPS) attributable to Vulcan from continuing operations to provide a more consistent comparison of earnings performance from period to period. This metric is not defined by GAAP and should not be considered as an alternative to earnings measures defined by GAAP. Reconciliation of this metric to its nearest GAAP measure is presented below:

Adjusted Diluted EPS attributable to Vulcan from Continuing Operations (Adjusted Diluted EPS)

	Three Months Ended		Six Months Ended		Trailing Twelve Months Ended
		June 30		June 30		June 30
	2024	2023	2024	2023	2024	2023
Net earnings attributable to Vulcan	$2.31	$2.31	$3.08	$3.21	$6.86	$5.43
Items included in Adjusted EBITDA above, net of tax	0.03	(0.04)	0.04	(0.01)	(0.03)	0.52
NOL carryforward valuation allowance	0.01	0.02	0.02	0.05	0.07	0.16
Adjusted diluted EPS attributable to Vulcan from continuing operations	$2.35	$2.29	$3.14	$3.25	$6.90	$6.11

Projected Adjusted EBITDA is not defined by GAAP and should not be considered as an alternative to earnings measures defined by GAAP. Reconciliation of this metric to its nearest GAAP measure is presented below:

2024 Projected Adjusted EBITDA

(in millions)
Mid-point
Net earnings attributable to Vulcan	$1,010
Income tax expense, including discontinued operations	293
Interest expense, net of interest income	155
Depreciation, depletion, accretion and amortization	610
Projected EBITDA	$2,068
Items included in Adjusted EBITDA above	7
Projected Adjusted EBITDA	$2,075

Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures, other than the reconciliation of Projected Adjusted EBITDA as noted above. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

Appendix 3
Reconciliation of Non-GAAP Measures (Continued)

Net debt to Adjusted EBITDA is not a GAAP measure and should not be considered as an alternative to metrics defined by GAAP. We, the investment community and credit rating agencies use this metric to assess our leverage. Net debt subtracts cash and cash equivalents and restricted cash from total debt. Reconciliation of this metric to its nearest GAAP measure is presented below:

Net Debt to Adjusted EBITDA

			(in millions)
			June 30
	2024		2023
Debt
Current maturities of long-term debt	$0.5		$0.5
Short-term debt	95.0		0.0
Long-term debt	3,331.7		3,873.2
Total debt	$3,427.2		$3,873.7
Cash and cash equivalents and restricted cash	(111.6)		(168.2)
Net debt	$3,315.6		$3,705.5
Trailing-Twelve Months (TTM) Adjusted EBITDA	$2,005.0		$1,814.5
Total debt to TTM Adjusted EBITDA	1.7	x	2.1	x
Net debt to TTM Adjusted EBITDA	1.7	x	2.0	x

We define “Return on Invested Capital” (ROIC) as Adjusted EBITDA for the trailing-twelve months divided by average invested capital (as illustrated below) during the trailing 5-quarters. Our calculation of ROIC is considered a non-GAAP financial measure because we calculate ROIC using the non-GAAP metric EBITDA. We believe that our ROIC metric is meaningful because it helps investors assess how effectively we are deploying our assets. Although ROIC is a standard financial metric, numerous methods exist for calculating a company’s ROIC. As a result, the method we use to calculate our ROIC may differ from the methods used by other companies. This metric is not defined by GAAP and should not be considered as an alternative to earnings measures defined by GAAP. Reconciliation of this metric to its nearest GAAP measure is presented below (numbers may not foot due to rounding):

Return on Invested Capital

	(dollars in millions)
	Trailing Twelve Months Ended
	June 30	June 30
	2024	2023
Adjusted EBITDA	$2,005.0	$1,814.5
Average invested capital
Property, plant & equipment, net	$6,212.1	$5,986.1
Goodwill	3,564.3	3,703.1
Other intangible assets	1,498.8	1,703.7
Fixed and intangible assets	$11,275.2	$11,392.9

Current assets	$2,230.8	$1,994.5
Cash and cash equivalents	(374.8)	(148.1)
Current tax	(38.2)	(52.6)
Adjusted current assets	1,817.8	1,793.8

Current liabilities	(789.6)	(980.0)
Current maturities of long-term debt	0.5	0.5
Short-term debt	19.0	117.6
Adjusted current liabilities	(770.1)	(861.9)
Adjusted net working capital	$1,047.7	$931.9

Average invested capital	$12,322.9	$12,324.8

Return on invested capital	16.3%	14.7%